UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2012
ASIA PACIFIC BOILER CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-176312	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre Tower 2, 89 Admiralty, Hong Kong
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852 3875 3362
Panama Dreaming Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On November 5, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from “Panama Dreaming Inc.” to “Asia Pacific Boiler Corporation”, to be effected by way of a merger with our wholly-owned subsidiary Asia Pacific Boiler Corporation, which was created solely for the name change.

Also on November 5, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a four (4) new for one (1) old basis and, consequently, our authorized capital shall increase from 100,000,000 to 400,000,000 shares of common stock and our issued and outstanding shares of common stock shall increase from 7,950,000 to 31,800,000, all with a par value of $0.00001.  Our preferred stock shall remain the same.

These amendments became effective on November 9, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on November 9, 2012 under the symbol “PADRD”.  The "D" will be placed on our ticker symbol for 20 business days.  After 20 business days, our ticker symbol will revert back to its original symbol “PADR”.   Our new CUSIP number is 04521K 107.

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PACIFIC BOILER CORPORATION
/s/ John Gong
John Gong
President and Director

Date:	November 9, 2012